Exhibit 10.2 PROPERTY QUOTA SHARE REINSURANCE CONTRACT issued to UNITED PROPERTY AND CASUALTY INSURANCE COMPANY St. Petersburg, Florida

PROPERTY QUOTA SHARE REINSURANCE CONTRACT

TABLE OF CONTENTS

Article		Page
	Preamble	3
1	Business Covered	3
2	Retention and Limit	3
3	Term	4
4	Special Termination	4
5	Territory	5
6	Exclusions	5
7	Special Acceptance	6
8	Premium	6
9	Ceding Commission	6
10	Reports and Remittances	7
11	Definitions	8
12	Extra Contractual Obligations/Excess of Policy Limits	11
13	Net Retained Liability	12
14	Original Conditions	12
15	No Third Party Rights	12
16	Loss Settlements	12
17	Commutation	13
18	Salvage and Subrogation	13
19	Currency	14
20	Security	14
21	Taxes	16
22	Access to Records	17
23	Confidentiality	17
24	Indemnification and Errors and Omissions	18
25	Insolvency	18
26	Arbitration	19
27	Governing Law	20
28	Entire Agreement	20
29	Non-Waiver	21
30	Mode of Execution	21
	Company Signing Block	22

Exhibit A

	Trust Agreement	23

Effective: December 31, 2020

2 of 23

Effective: December 31, 2020 3 of 23 PROPERTY QUOTA SHARE REINSURANCE CONTRACT issued to UNITED PROPERTY AND CASUALTY INSURANCE COMPANY St Petersburg, Florida (the “Company”) by HOMEOWNERS CHOICE PROPERTY AND CASUALTY INSURANCE COMPANY (the “Reinsurer”) ARTICLE 1 BUSINESS COVERED This Contract is to indemnify the Company in respect of the liability that may accrue to the Company as a result of loss or losses under Policies classified by the Company as Northeast Property, in force at the inception of this Contract, or written or renewed during the term of this Contract by or on behalf of the Company, subject to the terms and conditions herein contained. ARTICLE 2 RETENTION AND LIMIT A. The Company shall cede, and the Reinsurer shall accept as reinsurance, a 69.50% share of all business covered hereunder. The Reinsurer shall pay to the Company the Reinsurer’s quota share of losses under the Policies and of Loss Adjustment Expense associated therewith. The Reinsurer shall also pay to the Company the Reinsurer’s quota share of Extra Contractual Obligations and Loss in Excess of Policy Limits covered under this Contract. B. Notwithstanding the provisions of paragraph A above, the limit of the Reinsurer’s liability for the Company’s gross liability for losses Loss Adjustment Expense, Extra Contractual Obligations and Loss in Excess of Policy Limits arising out of any one Catastrophe Loss Occurrence, shall not exceed 69.5% of $25,000,000.

Effective: December 31, 2020 4 of 23 ARTICLE 3 TERM A. This Contract shall take effect at 11:59 p.m. Eastern Time, December 31, 2020, and shall remain in effect until 12:01 a.m. Eastern Time June 1, 2021, in respect of losses occurring during the term of this Contract. B. At expiration of this Contract, the Reinsurer shall return to the Company the ceded unearned portion of the Subject Written Premium, net of provisional ceding commission, as of the date of expiration, on business in force at that time and date. The Reinsurer shall have no liability for losses occurring after expiration. C. However, at expiration of this Contract, by mutual agreement, the contract may be extended such that Reinsurer shall remain liable for all Policies covered by this Contract that are in force at expiration, until the termination, expiration or renewal of such Policies, whichever occurs first. D. In the event this Contract expires on a run-off basis, the Reinsurer’s liability hereunder shall continue if the Company is required by statute or regulation to continue coverage for a Policy, until the earliest date on which the Company may cancel the Policy. ARTICLE 4 SPECIAL TERMINATION A. The Company may terminate a Reinsurer’s percentage share in this Contract at any time by giving written notice to the Reinsurer in the event of any of the following circumstances: 1. The Reinsurer ceases underwriting operations. 2. A state insurance department or other legal authority orders the Reinsurer to cease writing business, or the Reinsurer is placed under regulatory supervision. 3. The Reinsurer has become insolvent or has been placed into liquidation or receivership (whether voluntary or involuntary), or there have been instituted against it proceedings for the appointment of a receiver, liquidator, rehabilitator, conservator, trustee in bankruptcy, or other agent known by whatever name, to take possession of its assets or control of its operations. 4. The Reinsurer has merged with or has become acquired or controlled by any company, corporation, or individual(s) not controlling the Reinsurer’s operations at the inception of this Contract. B. Termination shall be effected on a run-off or cut-off basis as set forth in the Term Article, at the sole discretion of the Company. The reinsurance premium due the Reinsurer hereunder

Effective: December 31, 2020 5 of 23 shall be pro rated based on the period of the Reinsurer’s participation hereon, and the Reinsurer shall immediately return any unearned reinsurance premium received. C. Additionally, in the event of any of the circumstances listed in paragraph A of this Article, the Company shall have the option to commute the Reinsurer’s liability for losses on Policies covered by this Contract. In the event the Company and the Reinsurer cannot agree on the commutation amount, they shall appoint an actuary and/or appraiser to assess such amount and shall share equally any expense of the actuary and/or appraiser. If the Company and the Reinsurer cannot agree on an actuary and/or appraiser, the Company and the Reinsurer each shall nominate three individuals, of whom the other shall decline two, and the final appointment shall be made by drawing lots. Payment by the Reinsurer of the amount of liability ascertained shall constitute a complete and final release of both parties in respect of liability arising from the Reinsurer’s participation under this Contract. D. The Company’s option to require commutation under paragraph C above shall survive the termination or expiration of this Contract. ARTICLE 5 TERRITORY The territorial limits of this Contract shall be identical with those of the Company’s Policies. ARTICLE 6 EXCLUSIONS A. This Contract shall not apply to and specifically excludes: 1. Liability of the Company arising by contract, operation of law, or otherwise, from its participation or membership, whether voluntary or involuntary, in any Insolvency Fund. “Insolvency Fund” includes any guaranty fund, insolvency fund, plan, pool, association, fund or other arrangement, howsoever denominated, established or governed, that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an insurer, or its successors or assigns, that has been declared by any competent authority to be insolvent, or that is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part. 2. Any premium and liability arising from Policies in respect of coverage classified as (“Excluded Coverage”): a. Flood (including National Flood Insurance Program and private coverage); b. Identity Theft;

Effective: December 31, 2020 6 of 23 c. Equipment Breakdown ARTICLE 7 SPECIAL ACCEPTANCE Business that is not within the scope of this Contract may be submitted to the Reinsurer for special acceptance hereunder, and such business, if accepted by the Reinsurer shall be covered hereunder, subject to the terms and conditions of this Contract, except as modified by the special acceptance. ARTICLE 8 PREMIUM The Company shall cede to the Reinsurer its exact proportion of the unearned portion of the Subject Written Premium for business in force at the inception of this Contract, and the Subject Written Premium of the Company for Policies written or renewed after said inception. ARTICLE 9 CEDING COMMISSION A. The Reinsurer shall allow the Company a 25.00% provisional commission on all Subject Written Premiums ceded to the Reinsurer hereunder. The Company shall allow the Reinsurer return commission on return premiums at the same rate as such rate may be adjusted under this Article. B. The provisional commission allowed the Company shall be adjusted in accordance with the provisions set forth herein. C. The adjusted commission rate shall be calculated as follows and be applied to Premiums Earned hereunder: 1. If the ratio of Losses Incurred to Premiums Earned is 53.00% or greater, the adjusted commission rate shall be 25.00%; 2. If the ratio of Losses Incurred to Premiums Earned is less than 53.00% but greater than 40.0%, the adjusted commission rate shall be 25.00%, plus one half of the difference in percentage points between 53.00% and the actual ratio of Loses Incurred to Premiums Earned; 3. If the ratio of Losses Incurred to Premiums Earned is 40.00% or less, the adjusted commission rate shall be 31.50%.

Effective: December 31, 2020 7 of 23 D. Within 45 days after the expiration of this Contract, and annually thereafter until all losses subject hereto have been finally settled, the Company shall calculate and report the adjusted commission on Premiums Earned. If the adjusted commission on Premiums Earned is less than commissions previously allowed by the Reinsurer on Premiums Earned, the Company shall remit the difference to the Reinsurer with its report. If the adjusted commission on Premiums Earned is greater than commissions previously allowed by the Reinsurer on Premiums Earned, the Reinsurer shall remit the difference to the Company as promptly as possible after receipt and verification of the Company’s report. E. “Losses Incurred” means ceded losses and Loss Adjustment Expense paid as of the effective date of calculation, plus the ceded reserves for losses and Loss Adjustment Expense outstanding as of the same date. F. “Premiums Earned” means ceded unearned portion of the Subject Written Premium at the inception of this Contract, plus ceded Subject Written Premium during the Contract term, less ceded unearned portion of the Subject Written Premium at the expiration of this Contract. ARTICLE 10 TRUST ACCOUNT A. The Reinsurer agrees to establish a Trust Account in accordance with the Trust Agreement entered into by the Company and the Reinsurer, a copy of which is attached hereto as Exhibit A. B. Within 30 days following expiration of this Contract, the Company and the Reinsurer shall mutually agree to release from the Trust Account any excess balance, calculated as follows: 1. Losses and loss adjustment expenses paid by the Company, but not recovered from the Reinsurer as of the applicable Calculation Date; plus 2. Reserves for losses and loss adjustment expense reported and outstanding as of the applicable Calculation Date; plus 3. Reserves for losses and loss adjustment expenses incurred by not reported (IBNR) as of the applicable Calculation Date ARTICLE 11 REPORTS AND REMITTANCES A. 1. As promptly as possible after the effective date of this Contract, but no later than 30 days thereafter, the Company shall remit to the Trust Account, established in accordance with the Trust Account Article, the Reinsurer’s share of the unearned portion of the Subject Written Premium, less provisional commission thereon and less the Catastrophe Cost Allowance thereon applicable to subject business in force at the effective time and date of this Contract.

Effective: December 31, 2020 8 of 23 2. As promptly as possible after the effective date of this Contract, but no later than 30 days thereafter, the Reinsurer will pay $6,000,000 into the Trust Account. B. 1. Within 15 calendar days following the end of each month, the Company shall furnish the Reinsurer with a report summarizing: a. reinsurance premium on Subject Written Premium during the month; less b. the provisional ceding commission as provided for in this Contract; less c. the Catastrophe Cost Allowance as provided for in this Contract; less d. ceded loss and Loss Adjustment Expense paid during the month; plus e. ceded subrogation, salvage, or other recoveries during the month; and f. the net balance due either party. 2. The net balance shall be paid into the Trust Account as promptly as possible. 3. In addition, the Company shall furnish the Reinsurer with a monthly statement showing the unearned premium reserves, and the reserves for outstanding losses including Loss Adjustment Expense. The Company shall also provide the Reinsurer with such other information as may be required by the Reinsurer for completion of its financial statements. ARTICLE 12 DEFINITIONS A. “Northeast Property” means residential property and liability business written in the states of Massachusetts, Rhode Island, New Jersey and Connecticut. B. “Loss Adjustment Expense” means costs and expenses incurred by the Company in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to: 1. court costs; 2. costs of supersedeas and appeal bonds; 3. monitoring counsel expenses;

Effective: December 31, 2020 9 of 23 4. legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions, arbitration and mediation actions; 5. post-judgment interest; 6. pre-judgment interest, unless included as part of an award or judgment; 7. a pro rata share of salaries and expenses of Company field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other Company employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract; and 8. subrogation, salvage and recovery expenses. “Loss Adjustment Expense” does not include salaries and expenses of the Company’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses. C. “Subject Written Premium” means gross written premium of the Company for the classes of business reinsured hereunder, less cancellations and return premiums, and less installment fees, MGA fees, inspection fees, Policy fees, Policy taxes or any other taxes, EMPAT fees, and pass through assessments or any recoupments of assessments. D. “Subject Earned Premium” means the gross earned premium, less cancellations and return premiums, and less the earned portion of installment fees, MGA fees, inspection fees, Policy fees, Policy taxes or any other taxes, EMPAT fees, and pass through assessments or any recoupments of assessments. E. “Policy” means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of the Company in respect of Northeast Property. F. “Catastrophe Loss Occurrence” means a Named Storm Loss Event or Earthquake Event. G. “Named Storm Loss Event” means any Named Storm that commences during the Term of this Contract and results in loss under one or more Policies caused by, occasioned by, arising out of or resulting from the Named Storm and may include, by way of example and not limitation, wind, gusts, hail, rain, lightning, tornadoes and cyclones and storm surge, and further includes all ensuing damage (including but not limited to fire following, flood, mold, riots, looting and vandalism). Notwithstanding the foregoing, in the event a Named Storm commences during the term of this Contract but there is no recorded individual loss arising from such Named Storm during the term of this Contract, such Named Storm will be deemed to have commenced no earlier than the date of the first recorded individual loss arising from such Named Storm.

Effective: December 31, 2020 10 of 23 H. “Named Storm” means any storm or storm system that has been declared by the Reporting Service (by being given a name or a number) to be a hurricane and/or a tropical storm and/or a tropical depression and/or extra-tropical cyclone and/or post tropical cyclone and/or subtropical cyclone at any time and any place (whether inside or outside the territorial limits set forth in the Territory Article, and including the merging with one or more separate storms or storm systems into a combined storm or storm system). The duration of the Named Storm includes the time period: 1. Beginning at 12:00:01 a.m., Eastern Time, on the date when a “watch,” “warning,” advisory or bulletin in respect of such Named Storm is first issued by the Reporting Service. Notwithstanding the foregoing, in the event a “watch” is issued prior to the effective date of this Contract, but no losses resulting therefrom occur prior to the effective date of this Contract, the Named Storm will be deemed to begin during the term of this Contract; 2. Continuing for the time period thereafter during which such Named Storm continues, regardless of its category rating and regardless of whether a “watch,” “warning,” advisory or bulletin remains in force for such Named Storm; and 3. Ending at 11:59:59 p.m., Eastern Time, on the fourth calendar day following the day of issuance of the last “watch,” “warning,” advisory or bulletin in respect of such Named Storm issued by the Reporting Service. 4. Notwithstanding the foregoing, the period of consecutive hours applicable to a Named Storm shall not be less than 168 hours. I. “Reporting Service” means the National Hurricane Center, Weather Prediction Center or other support center or agency of the National Weather Service or its successor(s). J. “Earthquake” means any Earthquake reported by the United States Geological Survey or any successor thereto and/or the Global Seismic Network. K. “Earthquake Event” means an Earthquake (including an Earthquake occurring outside the territorial limits set forth in the Territory Article) selected by the Company (hereinafter the “Principal Earthquake”) that commences during the term of this Contract and results in loss under one or more Policies during the Earthquake Period caused by, occasioned by, arising out of or resulting from the peril of earth shake and further includes all ensuing damage caused therefrom, or as a consequence thereof (including, without limitation, damage from fire following, sprinkler leakage, tsunami, landslide and/or volcanic eruption), if such ensuing events/perils are caused by, occasioned by, arising out of or resulting from the Principal Earthquake. The Company may deem one or more subsequent Earthquakes to be part of the Principal Earthquake, provided that such subsequent Earthquakes and aftershocks occur within the applicable Earthquake Period. L. “Earthquake Period” means the period beginning on the date reported by the United States Geological Survey or any successor thereto and/or the Global Seismic Network (as adjusted

Effective: December 31, 2020 11 of 23 to the date in the Eastern Time Zone, if applicable) of the Principal Earthquake which commenced during the Term of this Contract (or, at the Company’s discretion, on the date of any foreshock assigned to said Principal Earthquake), as selected by the Company in its sole discretion, and ending seven consecutive days following such date. M. “Catastrophe Cost Allowance” as used herein means an allowance equal to 11.528% of the Company’s Subject Written Premiums ceded, subject to a maximum ceded amount of $4,400,000. ARTICLE 13 EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS A. This Contract shall cover Extra Contractual Obligations, as provided in the Retention and Limit Article. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. B. This Contract shall cover Loss in Excess of Policy Limits, as provided in the Retention and Limit Article. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by the Company to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or reinsured or in the preparation or prosecution of an appeal consequent upon such action. C. An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as the loss covered under the Company’s Policy, and shall constitute part of the original loss. D. For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word "Loss" shall mean any amounts for which the Company would have been contractually liable to pay had it not been for the limit of the original Policy. E. Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense. F. However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or

Effective: December 31, 2020 12 of 23 corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. G. In no event shall coverage be provided to the extent not permitted under law. ARTICLE 14 NET RETAINED LIABILITY A. This Contract applies only to that portion of any loss that the Company retains net for its own account (prior to deduction of any reinsurance that inures solely to the benefit of the Company). B. The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise. ARTICLE 15 ORIGINAL CONDITIONS All reinsurance under this Contract shall be subject to the same rates, terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the Company. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. ARTICLE 16 NO THIRD PARTY RIGHTS This Contract is solely between the Company and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein. ARTICLE 17 LOSS SETTLEMENTS A. The Company alone and at its full discretion shall adjust, settle or compromise all claims and losses. B. As respects losses subject to this Contract, all loss settlements made by the Company, whether under strict Policy terms or by way of compromise, and any Extra Contractual Obligations and/or Loss in Excess of Policy Limits, shall be binding upon the Reinsurer, and

Effective: December 31, 2020 13 of 23 the Reinsurer agrees to pay or allow, as the case may be, its share of each such settlement in accordance with this Contract. ARTICLE 18 COMMUTATION A. If mutually agreed upon after termination of the Contract, the Company shall notify the Reinsurer in writing of their intent to commute and propose a commutation amount. Each party shall provide to the other party any reasonable information requested by such party in connection with such commutation. The Reinsurer will not refuse to consider any reasonable requests for commutation. B. In the event that the Reinsurer and the Company cannot reach a mutual agreement on the commutation amount within 60 days after notification, then the Reinsurer and the Company shall mutually appoint an independent actuary within 30 days after the end of such 60 day period. Such independent actuary shall investigate and determine the risk-adjusted, discounted present value of any such unsettled claims or unreported claims under this Contract. The fees and reasonable expenses of such independent actuary shall be shared equally by the Reinsurer and the Company. C. In the event the Reinsurer and the Company cannot reach an agreement on an independent actuary within such 30 day period, then each party shall have a further 30 days in which to appoint an actuary. If either party refuses or neglects to appoint an actuary within such 30 day period, the other party may appoint the second actuary within 10 days after the end of such 30 day period. The two chosen actuaries shall then select a third actuary within 30 days after the selection of the second actuary. If the two actuaries fail to agree on the selection of the third actuary within such 30 day period, then each actuary shall name three individuals, of whom the other shall decline two, and the decision shall be made by drawing lots. Each actuary selected shall be disinterested in the outcome of the commutation and shall be either a Fellow or an Associate of the Casualty Actuarial Society. The parties hereby agree that the decision in writing of the third actuary, when filed with the parties hereto, shall be final and binding on both parties. The expenses of the actuaries and of the commutation shall be equally divided between the two parties. D. Complete payment of the commutation amount by the Reinsurer under this Article shall constitute a complete release of the Reinsurer for its liability under this Contract. ARTICLE 19 SALVAGE AND SUBROGATION A. Salvages and all recoveries (including amounts due from all reinsurances that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from any loss to

Effective: December 31, 2020 14 of 23 the extent received prior to loss settlement hereunder to arrive at the amount of liability attaching hereunder. B. All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. ARTICLE 20 CURRENCY A. Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars. B. For purposes of this Contract, where the Company receives premiums or pays losses in currencies other than United States Dollars, such premiums or losses shall be converted into United States Dollars at the actual rates of exchange at which these premiums or losses are entered in the Company’s books. ARTICLE 21 SECURITY A. This Article applies only to the extent a Reinsurer does not qualify for credit with any insurance regulatory authority having jurisdiction over the Company’s reserves B. The Company agrees, in respect of its Policies or bonds falling within the scope of this Contract, that when it files with its insurance regulatory authority, or sets up on its books liabilities as required by law, it shall forward to the Reinsurer a statement showing the proportion of such liabilities applicable to the Reinsurer. The “Reinsurer’s Obligations” shall be defined as follows: 1. the Reinsurer’s share of the unearned portion of the Subject Written Premium; 2. known outstanding losses that have been reported to the Reinsurer and Loss Adjustment Expense relating thereto; 3. losses and Loss Adjustment Expense paid by the Company but not recovered from the Reinsurer; 4. losses incurred but not reported and Loss Adjustment Expense relating thereto; 5. all other amounts for which the Company cannot take credit on its financial statements unless funding is provided by the Reinsurer. C. The Reinsurer’s Obligations shall be funded by funds withheld, cash advances, Trust Agreement or a Letter of Credit (LOC). The Company shall have the option of determining

Effective: December 31, 2020 15 of 23 the method of funding provided it is acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves. D. When funding by Trust Agreement, the Reinsurer shall ensure that the Trust Agreement complies with the provisions of the “Trust Agreement Requirements Clause” attached hereto. When funding by an LOC, the Reinsurer agrees to apply for and secure timely delivery to the Company of a clean, irrevocable and unconditional LOC issued by a bank and containing provisions acceptable to the insurance regulatory authorities having jurisdiction over the Company’s reserves in an amount equal to the Reinsurer’s Obligations. Such LOC shall be issued for a period of not less than one year, and shall be automatically extended for one year from its date of expiration or any future expiration date unless 30 days (or such other time period as may be required by insurance regulatory authorities), prior to any expiration date the issuing bank shall notify the Company by certified or registered mail that the issuing bank elects not to consider the LOC extended for any additional period. E. The Reinsurer and the Company agree that any funding provided by the Reinsurer pursuant to the provisions of this Contract may be drawn upon at any time, notwithstanding any other provision of this Contract, and be utilized by the Company or any successor, by operation of law, of the Company including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Company, for the following purposes, unless otherwise provided for in a separate Trust Agreement: 1. to reimburse the Company for the Reinsurer’s Obligations, the payment of which is due under the terms of this Contract and that has not been otherwise paid; 2. to make refund of any sum that is in excess of the actual amount required to pay the Reinsurer’s Obligations under this Contract (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement); 3. to fund an account with the Company for the Reinsurer’s Obligations. Such cash deposit shall be held in an interest bearing account separate from the Company’s other assets, and interest thereon not in excess of the prime rate shall accrue to the benefit of the Reinsurer. Any taxes payable on accrued interest shall be paid out of the assets in the account that are in excess of the Reinsurer’s Obligations (or in excess of 102% of the Reinsurer’s Obligations, if funding is provided by a Trust Agreement). If the assets are inadequate to pay taxes, any taxes due shall be paid or reimbursed by the Reinsurer; 4. to pay the Reinsurer’s share of any other amounts the Company claims are due under this Contract. F. If the amount drawn by the Company is in excess of the actual amount required for E(1) or E(3), or in the case of E(4), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn. All of the foregoing shall be applied without diminution because of insolvency on the part of the Company or the Reinsurer.

Effective: December 31, 2020 16 of 23 G. The issuing bank shall have no responsibility whatsoever in connection with the propriety of withdrawals made by the Company or the disposition of funds withdrawn, except to ensure that withdrawals are made only upon the order of properly authorized representatives of the Company. H. At annual intervals, or more frequently at the discretion of the Company, but never more frequently than monthly, the Company shall prepare a specific statement of the Reinsurer’s Obligations for the sole purpose of amending the LOC or other method of funding, in the following manner: 1. If the statement shows that the Reinsurer’s Obligations exceed the balance of the LOC as of the statement date, the Reinsurer shall, within 30 days after receipt of the statement, secure delivery to the Company of an amendment to the LOC increasing the amount of credit by the amount of such difference. Should another method of funding be used, the Reinsurer shall, within the time period outlined above, increase such funding by the amount of such difference. 2. If, however, the statement shows that the Reinsurer’s Obligations are less than the balance of the LOC (or that 102% of the Reinsurer’s Obligations are less than the trust account balance if funding is provided by a Trust Agreement), as of the statement date, the Company shall, within 30 days after receipt of written request from the Reinsurer, release such excess credit by agreeing to secure an amendment to the LOC reducing the amount of credit available by the amount of such excess credit. Should another method of funding be used, the Company shall, within the time period outlined above, decrease such funding by the amount of such excess. I. Should the Company or the Reinsurer be in breach of its obligations under this Article, or any Trust Agreement entered into to collateralize the Reinsurer’s Obligations hereunder, notwithstanding anything to the contrary elsewhere in this Contract, including but not limited to the Arbitration Article, the Company or the Reinsurer may seek immediate relief in respect of said breach from any court sitting in Pinellas County, Florida having competent jurisdiction of the parties hereto or the state and federal courts having jurisdiction for disputes from Pinellas County, as determined by the Company, and the parties consent to jurisdiction of such court. The Company and the Reinsurer agree that in addition to obeying the order of such court, each will bear its own costs, including reasonable attorneys’ fees and court costs, incurred in seeking the relief sought from such breach. In the alternative, the Company or the Reinsurer may elect to demand arbitration of such dispute pursuant to the provisions of the Arbitration Article hereunder. ARTICLE 22 TAXES A. In consideration of the terms under which this Contract is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns.

Effective: December 31, 2020 17 of 23 B. 1. The Reinsurer has agreed to allow, for the purpose of paying the Federal Excise Tax, the applicable percentage of the premium payable hereon (as imposed under the Internal Revenue Code) to the extent such premium is subject to Federal Excise Tax. 2. In the event of any return of such premium becoming due hereunder, the Reinsurer shall deduct the applicable percentage of such premium from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government. ARTICLE 23 ACCESS TO RECORDS The Reinsurer or its duly authorized representatives shall have the right to visit the offices of the Company to inspect, examine, audit, and verify any of the policy, accounting or claim files (“Records”) relating to the Policies reinsured under this Contract during regular business hours after giving five working days’ prior notice; provided, that the Company shall be permitted to exclude from such inspection, examination or audit information that is not primarily related to the Policies to the extent any such information related to the Policies cannot be segregated or separated, without material cost or effort, from information that the Company believes in good faith is not permitted to be disclosed or transferred to the Reinsurer or its affiliates pursuant to applicable law or that would otherwise reveal sensitive competitive information concerning the business of the Company and its affiliates (other than the Policies). This right shall be exercisable during the term of this Contract or after the expiration of this Contract. ARTICLE 24 CONFIDENTIALITY A. The Reinsurer hereby acknowledges that the documents, information and data provided to it by the Company, whether directly or through an authorized agent, in connection with the placement and execution of this Contract ("Confidential Information") are proprietary and confidential to the Company. Confidential Information shall not include documents, information or data that the Reinsurer can show: 1. are publicly known or have become publicly known through no unauthorized act of the Reinsurer; 2. have been rightfully received from a third person without obligation of confidentiality; or 3. were known by the Reinsurer prior to the placement of this Contract without an obligation of confidentiality. B. Absent the written consent of the Company, the Reinsurer shall not disclose any Confidential Information to any third parties, including any affiliated companies, except:

Effective: December 31, 2020 18 of 23 1. when required by retrocessionaires as respects business ceded to this Contract; 2. when required by regulators performing an audit of the Reinsurer’s records and/or financial condition; or 3. when required by external auditors performing an audit of the Reinsurer’s records in the normal course of business. Further, the Reinsurer agrees not to use any Confidential Information for any purpose not related to the performance of its obligations or enforcement of its rights under this Contract. C. Notwithstanding the above, in the event that the Reinsurer is required by court order, other legal process or any regulatory authority to release or disclose any or all of the Confidential Information, the Reinsurer agrees to provide the Company with written notice of same at least 10 days prior to such release or disclosure and to use its best efforts to assist the Company in maintaining the confidentiality provided for in this Article. D. The provisions of this Article shall extend to the officers, directors and employees of the Reinsurer and its affiliates, and shall be binding upon their successors and assigns. ARTICLE 25 INDEMNIFICATION AND ERRORS AND OMISSIONS A. The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations of the Company under any Policy. The Company shall be the sole judge as to: 1. what shall constitute a claim or loss covered under any Policy; 2. the Company’s liability thereunder; 3. the amount or amounts that it shall be proper for the Company to pay thereunder. B. The Reinsurer shall be bound by the judgment of the Company as to the obligation(s) and liability(ies) of the Company under any Policy. C. Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery. ARTICLE 26 INSOLVENCY A. If more than one reinsured company is referenced within the definition of “Company” in the Preamble to this Contract, this Article shall apply severally to each such company. Further,

Effective: December 31, 2020 19 of 23 this Article and the laws of the domiciliary state shall apply in the event of the insolvency of any company covered hereunder. In the event of a conflict between any provision of this Article and the laws of the domiciliary state of any company covered hereunder, that domiciliary state’s laws shall prevail. B. In the event of the insolvency of the Company, this reinsurance (or the portion of any risk or obligation assumed by the Reinsurer, if required by applicable law) shall be payable directly to the Company, or to its liquidator, receiver, conservator or statutory successor, either: (1) on the basis of the liability of the Company, or (2) on the basis of claims filed and allowed in the liquidation proceeding, whichever may be required by applicable statute, without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the Policy or bond reinsured, which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit that may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. C. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this reinsurance Contract as though such expense had been incurred by the Company. ARTICLE 27 ARBITRATION A. Except as may be elected by the Company pursuant to paragraph I of the Security Article of this Contract, any dispute arising out of the interpretation, performance or breach of this Contract, including the formation or validity thereof, shall be submitted for decision to a panel of three arbitrators. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested. B. One arbitrator shall be chosen by each party and the two arbitrators shall then choose an impartial third arbitrator who shall preside at the hearing. If either party fails to appoint its arbitrator within 30 days after being requested to do so by the other party, the latter, after 10 days’ prior notice by certified or registered mail of its intention to do so, may appoint the second arbitrator.

Effective: December 31, 2020 20 of 23 C. If the two arbitrators do not agree on a third arbitrator within 60 days of their appointment, the third arbitrator shall be chosen in accordance with the procedures for selecting the third arbitrator in force on the date the arbitration is demanded, established by the AIDA Reinsurance and Insurance Arbitration Society – U.S. (ARIAS). The arbitrators shall be persons knowledgeable about insurance and reinsurance who have no personal or financial interest in the result of the arbitration. If a member of the panel dies, becomes disabled or is otherwise unwilling or unable to serve, a substitute shall be selected in the same manner as the departing member was chosen and the arbitration shall continue. D. Within 30 days after all arbitrators have been appointed, the panel shall meet and determine timely periods for briefs, discovery procedures and schedules of hearings. The arbitration hearing and any pre-hearing conferences shall be held in St. Petersburg, Florida, on the date(s) fixed by the arbitrators, provided that the arbitrators may call for pre-hearing conferences by means of teleconference or videoconference as they may deem appropriate. E. The panel shall be relieved of all judicial formality and shall not be bound by the strict rules of procedure and evidence. Notwithstanding anything to the contrary in this Contract, the arbitrators may at their discretion, consider underwriting and placement information provided by the Company to the Reinsurer, as well as any correspondence exchanged by the parties that is related to this Contract. The arbitration shall take place in St Petersburg, Florida, or at such other place as the parties shall agree. The decision of any two arbitrators shall be in writing and shall be final and binding. The panel is empowered to grant interim relief as it may deem appropriate. F. The panel shall interpret this Contract as an honorable engagement rather than as merely a legal obligation and shall make its decision considering the custom and practice of the applicable insurance and reinsurance business as promptly as possible after the hearings. Judgment upon an award may be entered in any court having jurisdiction thereof. G. Each party shall bear the expense of its own arbitrator and shall jointly and equally bear with the other party the cost of the third arbitrator. The remaining costs of the arbitration shall be allocated by the panel. The panel may, at its discretion, award such further costs and expenses as it considers appropriate, including but not limited to attorneys’ fees, to the extent permitted by law. ARTICLE 28 GOVERNING LAW This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Florida, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply.

Effective: December 31, 2020 21 of 23 ARTICLE 29 ENTIRE AGREEMENT This Contract sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract. ARTICLE 30 NON-WAIVER The failure of the Company or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy hereunder shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance nor prevent either party from exercising such remedy in the future. ARTICLE 31 MODE OF EXECUTION A. This Contract may be executed by: 1. an original written ink signature of paper documents; 2. an exchange of electronic copies showing the original written ink signature of paper documents; 3. electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated. B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Effective: December 31, 2020 22 of 23 IN WITNESS WHEREOF, the Company has caused this Contract to be executed by its duly authorized representative. This 18th day of January, 2021. United Property & Casualty Insurance Company By: __________________________________________ Name: Bennett Bradford Martz Title: President & Chief Financial Officer Homeowners Choice Property & Casualty Insurance Company By: _________________________________________ Name: _______________________________________ Title: ________________________________________

Effective: December 31, 2020 23 of 23 EXHIBIT A TRUST AGREEMENT